Exhibit 10.2

STERLING BANCORP, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

NONQUALIFIED STOCK OPTION AGREEMENT (the "Agreement") dated as of __________, 2020, (the "Date of Grant"), between STERLING BANCORP, INC. (the "Company") and THOMAS M. O’BRIEN (the "Grantee").

1.                  Grant of Options. Pursuant to the Employment Agreement dated__________, 2020 (the “Employment Agreement”) by and between the Grantee and the Company, the Company hereby grants the Grantee options (the “Options”) to purchase 300,000 shares of its common stock (the "Optioned Shares"). The Options have been granted as an “inducement” award under NASDAQ Marketplace Rules.

2.                  Term of Options. The Options shall be an effective and binding obligation of the Company only during the Option Term (as hereinafter defined) and, upon the expiration of the Option Term, the Options shall become null and void to the extent of the Optioned Shares not theretofore purchased. The "Option Term", for purposes of this Agreement, shall be the period commencing on the date hereof (“Date of Grant”) and ending with the earlier of the following dates: (i) the tenth anniversary of the Date of Grant or (ii) the time set forth in Section 5 below.

3.                  Exercise Price. The exercise price per share shall be $_______.

4.                  Exercise of Options. Subject to the terms and conditions set forth in this Agreement, including the accelerated vesting and forfeiture provisions set forth in Section 5 below, the Options will become exercisable ("vest") as follows: 1/3 of such options shall vest on January 1, 2021, 1/3 of such options shall vest on the first anniversary of the Date of Grant, and the remaining 1/3 of such options shall vest on January 1, 2022, subject to Executive’s continued employment with the Company through each such vesting date; provided that the unvested portion of the Option will vest immediately upon a “Change of Control” as defined in Section 7(e) of the Employment Agreement if the Grantee is employed by the Company on the date of the Change of Control.

5.                  Termination. Notwithstanding anything to the contrary herein, the following provisions shall govern the treatment of the Options following the termination of the Grantee’s employment:

     a.       Death. If the Grantee’s termination of employment is due to death or “Disability” (as defined in the Employment Agreement), the entire unvested portion of the Options shall vest as of the date of the Grantee’s death or date of termination of service with the Company due to Disability.

     b.       Termination With Cause. If the Grantee’s employment is terminated by the Company with Cause (as defined in the Employment Agreement), any unexercised Options, whether or not vested, shall be forfeited. If the Board of Directors of the Company (the “Board”) shall have temporarily suspended the Grantee’s duties pursuant to the Employment Agreement while any proceeding to discharge the Grantee with Cause is pending, the Board may, by written notice to the Grantee, also temporarily suspend the exercise of the Option.

     c.       Termination without Cause or Resignation by Grantee. If the Grantee’s employment is terminated by the Company for any reason other than Cause or disability or if the Grantee resigns his employment for any or no reason, any unvested Options shall be forfeited and shall terminate and be of no further force or effect as of the date of termination of employment.

     d.       Period to Exercise Option Following Termination of Employment. In the event of termination of employment other than termination for Cause, if the Option to purchase Company stock is exercisable at the time of such termination of employment, it shall remain exercisable until the earlier of (i) the expiration of the Option Term and (ii) the third anniversary of such termination; provided, that the Grantee shall be in compliance with the post-termination, non-competition and non-solicitation limitations set forth in Sections 6 and 7 of the Employment Agreement.

6.                  Method of Exercise. An Option may be exercised in whole or in part at any time by written notice to the Compensation Committee of the Board of Directors of the Company at principal office of the Company at One Towne Square, Suite 1900, Southfield, MI 48076 (or such other place as may hereafter be designated by the Company), which notice shall specify the number of Optioned Shares as to which the Grantee desires to exercise. The notice shall be accompanied by an unendorsed certified or official bank check or money order for the full exercise price, in United States dollars, payable to the order of the Company. The Company’s Board of Directors (or any committee of such Board of Directors with authority over the Company’s stock option plans) may permit the Grantee to make payment by wire transfer or other manner acceptable to the Board of Directors or such committee and may permit electronic delivery of notice in lieu of written notice.

7.                  Tax Withholding. No shares will be issued pursuant to the exercise of an Option unless and until the Grantee pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of an Option. The Grantee shall have the right to direct the Company to deduct from the shares issuable to the Grantee upon the exercise of an Option, or to accept from the Grantee the tender of, a number of whole shares having a Fair Market Value equal to all or any part of the tax withholding obligations of the Grantee.

8.                  Compliance with Securities Law. The issuance of shares pursuant to this Agreement shall be subject to compliance with all applicable requirements of Federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Company’s stock may then be listed or quoted. In addition, no Option may be exercised or shares issued pursuant to this Agreement unless (a) a registration statement under the Securities Act of 1933 shall at the time of such exercise or issuance be in effect with respect to the shares issuable or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to this Agreement may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. As soon as practicable following the Company’s eligibility to do so, the Company shall prepare and file with the Securities and Exchange Commission a registration statement on Form S-8 covering a sufficient number of shares of the Company’s common stock to provide for all of the common stock contemplated to be issued under this Agreement. Thereafter, the Company shall take all actions required to maintain the effectiveness of such registration statement until all common stock issuable under this Agreement has been so issued or the Option Term has expired.

9.                  Reclassification, Consolidation, or Merger. In the event of any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Company stock of the same class as the Optioned Shares for other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property) that has an effect on the fair market value of the Company stock, liquidation, dissolution, or other similar corporate transaction or event that has an effect on the fair market value of the Company stock, such that an adjustment is appropriate in order to prevent the dilution or enlargement of the rights of the Grantee with respect to the Options, the Company's Board of Directors or any committee of such Board of Directors with authority to administer the Company's stock option plans shall, in such manner as it may determine, adjust any or all of (i) the number and kind of securities underlying the Options and (ii) the exercise price of the Options, to prevent such dilution or enlargement; provided, however, that any such adjustment shall be made in a manner designed to ensure that the Options granted hereunder maintain their exemption from, or compliance with, Section 409A of the Internal Revenue Code.

10.                Rights Prior to Exercise of Options. The Grantee shall have no rights as a shareholder with respect to the Optioned Shares as to which the Options shall not have been exercised and payment made as herein provided, and shall have no rights with respect to such shares other than those rights that are expressly conferred by this Agreement. No adjustments shall be made for distributions, dividends, allocations, or other rights with respect to any shares of Common Stock prior to the exercise of such Option except as set forth in Section 9 hereof.

11.                Conditions Upon Issuance of Shares.

     a.       Legal Compliance. Shares will not be issued pursuant to the exercise of the Options unless the exercise of the Options and the issuance and delivery of such Shares will comply with applicable laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

     b.       Investment Representations. As a condition to the exercise of an Options, the Company may require the person exercising the Options to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

12.                Nonassignability. This Options shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) by the Grantee otherwise than by will or laws of descent and distribution and shall be exercisable during his lifetime only by the Grantee, and shall not be subject to execution, attachment or similar process. The Grantee may, by written notice delivered to the Company prior to the Grantee's death, designate a beneficiary or beneficiaries who shall, upon the Grantee's death, succeed to his rights in respect of any unexercised Options and may revoke a prior designation by similar subsequent notice.

13.                Binding Effect, Modification; Choice of Law. This Agreement is binding upon the heirs, executors, administrators, successors and permitted assigns of the parties hereto. This Agreement may only be altered, modified or amended by a writing signed by the Company and the Grantee. This Agreement and all determinations made and actions taken hereunder shall be governed by the internal laws of the State of Michigan and construed in accordance therewith.

14.                Non-qualified Stock Options. The Options are not intended to be incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code.

15.                Compliance with Section 409A of the Internal Revenue Code. This Agreement and the Options granted hereunder are intended to either be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code and will be interpreted and administered in accordance with such intent. In no event will the Company be responsible for or reimburse the Grantee for any taxes or other penalties incurred as a result of application of Section 409A of the Internal Revenue Code.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Date of Grant.

STERLING BANCORP, INC.

BY:
Colleen L. Kimmel
Vice President & General Counsel

THOMAS M. O’BRIEN (Grantee)

(Form of Notice to be Given When

Foregoing Options is Exercised)

Sterling Bancorp, Inc.

One Towne Square, Suite 1900

Southfield, MI 48076

The Undersigned, Thomas M. O’Brien, as Grantee under the Non-Qualified Stock Option Agreement dated as of _________________, 2020, hereby exercises the option contained in said Agreement for the purchase of __________ shares of the common stock of the Company. The undersigned delivers to you herewith in payment of the shares a certified official bank check or money order payable to the order of the Company, in the amount of $______________

Dated: _______________, ____________________

__________________________________

Signature

__________________________________

Address

__________________________________

Note: If the option is exercised either by a legatee under the Grantee's last will or by the personal representative of the Grantee or designated beneficiary of the Grantee, evidence must be submitted satisfactory to the Company that such person is the personal representative or beneficiary, as applicable of the Grantee.